Exhibit 10.3.2

Amendment No. 2 to Stock Option Agreement

This AMENDMENT is made as of the 19th day of September, 2002 (the “Effective Date”) to the stock option agreement, a copy of which is annexed hereto as Exhibit A (the “Option Agreement”) between Coley Pharmaceutical Group, Inc., a Delaware corporation, (formerly CpG ImmunoPharmaceuticals, Inc.) (the “Company”) and the employee, director or consultant whose name appears in the Option Agreement (the “Optionee”).

WHEREAS, the Company has adopted the Coley Pharmaceutical Group, Inc. 1997 Employee, Director and Consultant Stock Option Plan, as amended (the “Plan”), to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Optionee by the Company shall include the Optionee’s employment or service as an employee, director or consultant of the Company or any Affiliate;

WHEREAS, the Company desires to amend the Option Agreement as set forth herein to accelerate the vesting upon a change of control of the Company of any shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) which is not vested under the vesting schedule set forth in Section 3 of the Option Agreement as of the date of the change of control (the “Unvested Shares”); and

WHEREAS, amendments to the Option Agreement which are not adverse to the Optionee may be made by the Administrator in the discretion of the Administrator.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt sufficiency of which are hereby acknowledged, the Administrator hereby amends the Option Agreement as follows:

1. Notwithstanding anything to the contrary contained in the Option Agreement, and subject to the terms set forth in this Amendment, all of the Unvested Shares covered by the Option shall be immediately vested in the event of a Change of Control (as defined in the Plan) prior to a Termination. The Lapsing Repurchase Right of the Company shall terminate immediately prior, but subject, to such Change of Control with respect to the number of Shares then remaining subject to the Lapsing Repurchase Right unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan. In the event that the Board of Directors concludes that a merger or similar combination between the Company and another entity is a merger of equals, as determined by the Board, all of the Unvested Shares covered by the Option shall be immediately vested and immediately exercisable as of the date immediately prior to the effective date of such termination provided that the Key Employee’s employment is terminated by the Company or an affiliate without cause or for Good Reason within twenty-four months after such Change in Control. Good Cause means the following involuntary circumstances:

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(a)	The assignment to the Key Employee of any duties inconsistent in any material respect with the Key Employee’s position (including titles and reporting requirements), authority, duties or responsibilities as contemplated by the job description of the Key Employee’s position, or any other action by the Company or its successor, which results in a diminution in such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Key Employee;

(b)	A reduction in the Key Employee’s annual base salary (or an adverse change in the form or timing of the payment thereof), other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Key Employee or the elimination of or reduction of any benefit under any bonus, incentive or other employee benefit plan in effect on the day immediately preceding the Change in Control, without an economically equivalent replacement, if the Key Employee was a participant or member of such plan on the day immediately preceding the Change in Control;

(c)	The Company’s or its successor’s requiring the Key Employee to be based at any office or location more than 25 miles away from the office or location where the Key Employee was performing services immediately prior to the Change in Control or to relocate his personal residence or the Company’s requiring the Key Employee to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

2. Except as set forth above, the Option Agreement shall remain in full force and effect and subject to its terms and conditions as set forth therein. This Amendment, together with the Option Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Amendment shall affect or be used to interpret, change or restrict, the express terms and provisions of this Amendment.

IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed on its behalf as of the date first above written.

ADMINISTRATOR

/s/ Charles E.Young
By:	Charles E.Young
Its:	Assistant Secretary

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